Getty Images Reports Fourth Quarter and Full Year 2024 Results
•Q4 Revenue Growth of 9.5%, Currency Neutral Growth of 8.5%
•Q4 Annual Subscriber Revenue Growth of 11.8%
•Annual Subscriber Revenue Represents 54.9% of Total Revenue in Q4
•FY 2024 Revenue Growth of 2.5% with Strong Profitability

New York, NY, March 17, 2025 – Getty Images Holdings, Inc. (“Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“In 2024, we returned to full-year growth, driven by our premium content, industry-leading talent, and deep partnerships,” said Craig Peters, Chief Executive Officer at Getty Images. “As we mark our 30th anniversary, we remain focused on investing in our core assets, expanding our exclusive content, and leveraging our unique expertise to drive sustainable customer value. Our performance in 2024 is a testament to the resilience of our business and our ability to evolve in a dynamic market, and we believe positioning us for lasting success in the decades ahead.”

“We executed and built momentum throughout the year, culminating in the strong fourth quarter financial performance,” said Jenn Leyden, Chief Financial Officer. “As we look ahead, our healthy and growing subscription business, strong cash flow generation and improved balance sheet - with our net leverage falling below 4x for the first time in over a decade - positioning us well for 2025.”

Fourth Quarter 2024 Financial Summary:
•Revenue of $247.3 million increased 9.5% year over year and 8.5% on a currency neutral basis.
◦Creative revenue of $142.4 million, down 2.4% year over year and down 3.1% on a currency neutral basis.
◦Editorial revenue of $90.1 million, up 19.0% year over year and 17.7% on a currency neutral basis.
◦Annual Subscription Revenue as a percentage of total revenue grew to 54.9% up from 53.8%1 in Q4’23.
•Net Income of $24.7 million, compared to a Net Income of $39.1 million in Q4’23. Included in the Q4’24 results is a $45.9 million foreign exchange gain primarily related to the change in fair value of the Company’s Euro Term Loan and an impairment of $7.5 million related to a minority investment. The prior year included a foreign exchange loss of $26.2 million primarily related to the change in fair value to the Euro Term Loan and a $58.0 million tax benefit related primarily to a valuation release. Net Income Margin for Q4’24 was 10.0% compared to Net Income Margin of 17.3% in Q4’23.
•Adjusted EBITDA* of $80.6 million, up 11.7% year over year and up 10.4% on a currency neutral basis, due primarily to strong revenue growth and the Company’s continued ability to maintain strong profitability. Adjusted EBITDA Margin* was 32.6%, up from 31.9% in Q4’23.
•Adjusted EBITDA less capex* was $65.5 million, up 14.8% year over year and up 12.2% on a currency neutral basis.

Full Year 2024 Financial Summary:
•Revenue of $939.3 million increased 2.5% year over year and 2.5% on a currency neutral basis.
◦Creative revenue of $552.8 million, down 4.5% year over year and down 4.4% on a currency neutral basis.
◦Editorial revenue of $345.9 million, up 7.9% year over year and 7.7% on a currency neutral basis.
◦Annual Subscription Revenue as a percentage of total revenue grew to 53.8%, up from 52.5%1 in 2023.
•Net Income of $39.5 million, compared to a Net Income of $19.6 million in 2023. Included in the 2024 results is a $20.5 million Loss on Litigation related to previously disclosed warrant litigation. The 2023 results included a $116.1 million Loss on Litigation, partially offset by $60.0 million Recovery of Loss on
1 Prior year amount has been reclassified to conform to the current year presentation.

Litigation from the Company’s D&O insurance policy. Net Income Margin was 4.2% compared to Net Income Margin of 2.1% in 2023.
•Adjusted EBITDA* of $300.3 million, down 0.4% year over year and down 0.3% on a currency neutral basis. Adjusted EBITDA Margin* was 32.0% in 2024, compared to 32.9% in 2023, due primarily to higher incentive-based staff compensation and commissions tied to financial performance.
•Adjusted EBITDA less Capex* was $242.8 million, down 0.7% year over year and up 0.7% on a currency neutral basis.

Liquidity and Balance Sheet:
•Net cash provided by operating activities of $39.7 million in Q4’24, compared to $33.7 million in the prior year period.
•Free cash flow* of $24.6 million in Q4’24, compared to $18.6 million in the prior year period.
•Ending cash balance on December 31, 2024 was $121.2 million, down $15.4 million from the ending balance on December 31, 2023 and up $11.3 million from September 30, 2024. The year-on-year decrease was driven in large part by the voluntary $57.8 million paydown of the USD Term Loan in 2024. The Company has $150.0 million available through its Revolver, which remains undrawn, for total available liquidity of $271.2 million.
•Total debt was $1.314 billion, which included $300.0 million in senior notes and a term loan balance of $1.014 billion, consisting of $579.2 million in USD and $435.2 million in USD equivalent of Euros, converted using exchange rates as of December 31, 2024.
•On February 21, 2025, the Company completed the refinancing of its existing term loans, with a new $580 million 5-year U.S. dollar term facility and a new €440 million 5-year euro term facility. The Company’s $300 million senior unsecured notes due March 2027 remain outstanding.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)
Our KPIs outlined below are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. KPI comparisons for the last twelve months ended December 31, 2024 reflect Hollywood strike impact.

	Last Twelve Months Ended December 31,
	2024	2023	Increase / (Decrease)
LTM total purchasing customers (thousands)[1]	717	799	(10.3)%
LTM total active annual subscribers (thousands)[2]	314	236	33.4%
LTM paid download volume (millions)[3]	93	95	(1.5)%
LTM annual subscriber revenue retention rate[4]	92.9%	92.4%	50 bps
Image collection (millions)[5]	572	535	7.0%
Video collection (millions) [5]	32	28	16.5%
LTM video attachment rate[6]	16.5%	14.1%	+240 bps
Annual subscription - includes all products with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.
2 The count of customers who were on an annual subscription product during the reporting period.
3 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads related to an agreement signed with Amazon, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.
4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.
5 A count of the total images and videos in our content library as of the reporting date.
6 A measure of the percentage of total paid customer downloaders who are video downloaders.

Financial Outlook for Full Year 2025
The following tables summarize Getty Images’ fiscal year 2025 guidance:

2025 Guidance
Revenue	$918 million to $955 million
Revenue YoY	-2.3% to 1.6%
Revenue YoY, Currency Neutral	-1.0% to 3.0%
Adjusted EBITDA	$272 million to $290 million
Adjusted EBITDA YoY	-9.5% to -3.3%
Adjusted EBITDA YoY, Currency Neutral	-8.0% to -1.7%

Please note, the guidance has been prepared based on the following foreign currency exchange rates: the Euro at 1.05 and GBP at 1.26. The guidance does not reflect the impact of recent foreign currency volatility. In addition, included within the Adjusted EBITDA guidance are approximately $8.0 million of one-off increases in SG&A as the Company accelerates its SOX compliance effort in 2025. This acceleration is to prepare for what the Company anticipates being a necessary shift in resources and focus on merger and integration related activities upon close of the transaction.

Previously Announced Merger Agreement with Shutterstock
On January 7, 2025, Getty Images announced that it entered into a merger agreement with Shutterstock to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, the approval of Getty Images and Shutterstock stockholders.

For additional information associated with the transaction, please see the Company filings from time to time with the Securities and Exchange Commission.

Webcast & Conference Call Information
The Company will host a conference call and live webcast with the investment community at 4:30 p.m. Eastern Time today, Monday, March 17, 2025, to discuss its fourth quarter and full year 2024 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-800-579-2543 (in the U.S.) or 1-785-424-1789 (international callers). The conference ID for the call is GETTYQ4. A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 11158384.

About Getty Images
Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 583,000 content creators and more than 350 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end‑to‑end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For Company news and announcements, visit our Newsroom.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; our ability to grow our subscriptions business; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence and machine learning (collectively, “AI”), including statements regarding AI and innovation momentum; the increased use of AI applications such as generative AI technologies that may result in harm to our brand, reputation, business, or intellectual property; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity breaches, incidents, and vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors’ unions and including its lingering effects, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of our new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, trade wars and restrictions, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgements, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors, including pending lawsuits brought against us by former warrant holders, could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A common stock; the impact of any widespread outbreak of an illness, pandemic or other local or global health issue, natural disasters, or climate change; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the U.S. securities laws; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A common stock without stockholder approval; risks related to our proposed merger with Shutterstock, Inc.; costs related to operating as a public company; and other risks and uncertainties identified in “Item 1A Risk Factors” of our most recently filed Annual Report on Form 10-K (the “2024 Form 10-K”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Item 1A Risk Factors” in our 2024 Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1A Risk Factors” in our 2024 Form 10-K and other filings with the SEC are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$247,324	$225,940	$939,287	$916,555

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$65,623	$62,670	$253,068	$250,249
Selling, general and administrative expenses	105,490	101,586	407,796	402,516
Depreciation	15,059	14,025	58,987	54,374
Amortization	590	2,304	2,306	24,069
Loss on litigation	12,478	3,502	20,491	116,051
Recovery of loss on litigation	—	—	—	(60,000)
Other operating expenses (income) – net	12,207	1,037	15,834	1,624
Total operating expenses	211,447	185,124	758,482	788,883
Income from operations	35,877	40,816	180,805	127,672

Other (expense) income, net:
Interest expense	(30,790)	(32,449)	(131,408)	(126,884)
(Loss) gain on fair value adjustment for swaps – net	—	(2,526)	(1,459)	(7,573)
Foreign exchange gain (loss) – net	45,867	(26,167)	36,071	(23,772)
Other non-operating income (expense) – net	(1,201)	1,426	2,946	3,652

Total other expense – net	13,876	(59,716)	(93,850)	(154,577)
Income (loss) before income taxes	49,753	(18,900)	86,955	(26,905)
Income tax (expense) benefit	(25,030)	57,999	(47,483)	46,482

Net income (loss)	24,723	39,099	39,472	19,577
Less:
Net income (loss) attributable to non-controlling interest	297	(10)	(61)	238
Net income (loss) attributable to Getty Images Holdings, Inc.	$24,426	$39,109	$39,533	$19,339

Net income (loss) share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$0.06	$0.10	$0.10	$0.05
Diluted	0.06	0.09	0.10	0.05

Weighted-average Class A common shares outstanding:
Basic	411,441,984	403,624,218	409,144,863	399,037,805
Diluted	414,414,173	414,566,379	414,870,801	411,495,025

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$121,173	$136,623
Restricted cash	4,131	4,227
Accounts receivable – net of allowance of $6,164 and $6,527, respectively	151,130	138,730
Prepaid expenses	16,327	15,798
Insurance recovery receivable	45,000	48,615
Taxes receivable	9,577	9,758
Other current assets	11,477	11,253
Total current assets	358,815	365,004
Property and equipment, net	177,292	179,378
Operating lease right of use assets	32,453	41,098
Goodwill	1,510,477	1,501,814
Intangible assets, net of accumulated amortization	389,906	403,805
Deferred income taxes, net	63,965	69,400
Other assets	30,800	41,262
Total assets	$2,563,708	$2,601,761
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99,320	$102,525
Accrued expenses	59,938	43,653
Income taxes payable	10,913	11,325
Litigation reserves	110,994	98,149
Deferred revenue	172,090	176,349
Total current liabilities	453,255	432,001
Long-term debt, net	1,314,424	1,398,658
Lease liabilities	29,034	39,858
Deferred income taxes, net	24,357	21,580
Uncertain tax positions	22,329	24,772
Other long-term liabilities	1,969	3,462
Total liabilities	$1,845,368	$1,920,331
Commitments & contingencies (Note 13)
Stockholders’ equity:
Redeemable Preferred Stock, $0.0001 par value, 1.0 million shares authorized, no shares were issued or outstanding at December 31, 2024 and December 31, 2023	$—	—
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 412.3 million shares issued and outstanding as of December 31, 2024 and 405.0 million shares issued and outstanding as of December 31, 2023	41	40
Class B common stock, $0.0001 par value: 5.1 million shares authorized; no shares issued and no shares outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	2,017,407	1,983,276
Accumulated deficit	(1,223,482)	(1,263,015)
Accumulated other comprehensive loss	(123,770)	(87,076)
Total Getty Images Holdings, Inc. stockholders’ equity	$670,196	$633,225
Non-controlling interest	48,144	48,205
Total stockholders’ equity	718,340	681,430
Total liabilities and stockholders’ equity	$2,563,708	$2,601,761

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$39,472	$19,577
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	58,987	54,374
Amortization	2,306	24,069
Foreign currency (losses) gain on foreign denominated debt	(28,411)	16,579
Equity-based compensation	21,848	37,652
Deferred income taxes – net	4,094	(76,624)
Uncertain tax positions	(2,321)	(12,561)
Impairment of equity method investment	7,459	—
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	1,459	7,573
Amortization of debt issuance costs	2,518	3,965
Non cash operating lease costs	11,469	12,173
Other	5,661	4,458
Changes in assets and liabilities:
Accounts receivable	(18,408)	(11,704)
Accounts payable	(4,759)	9,799
Accrued expenses	14,426	(6,808)
Insurance recovery receivable	3,615	(48,615)
Litigation reserves	12,845	98,149
Lease liabilities, non-current	(12,423)	(13,187)
Income taxes receivable/payable	(1,388)	8,027
Deferred revenue	492	4,532
Other	(621)	1,288
Net cash provided by operating activities	118,320	132,716

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(57,450)	(56,999)
Acquisition of a business, net of cash acquired	(15,038)	—
Net cash used in investing activities	(72,488)	(56,999)

CASH FLOWS FROM FINANCING ACTIVITIES:
Prepayment of debt	(57,800)	(50,400)
Debt issuance costs	(3,641)	(1,137)
Proceeds from common stock issuance	7,878	15,050
Cash paid for settlement of employee taxes related to exercise of equity-based awards	(2,655)	(8,713)
Cash paid for equity issuance costs	—	(150)
Net cash used in financing activities	(56,218)	(45,350)

Effects of exchange rates fluctuations	(5,160)	8,089
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(15,546)	38,456
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	140,850	102,394
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$125,304	$140,850

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$24,723	$39,099	$39,472	$19,577
Add/(less) non-GAAP adjustments:
Depreciation and amortization	$15,649	$16,329	$61,293	$78,443
Loss on litigation, net of recovery[1]	$12,478	$3,502	$20,491	$56,051
Other operating expenses – net	$12,207	$1,037	$15,834	$1,624
Interest expense	$30,790	$32,449	$131,408	$126,884
Fair value adjustments, foreign exchange and other non-operating (expense) income — net[2]	$(44,666)	$27,267	$(37,558)	$27,693
Income tax expense (benefits)	$25,030	$(57,999)	$47,483	$(46,482)
Equity-based compensation expense, net of capitalization	$4,394	$10,467	$21,848	$37,652
Adjusted EBITDA	$80,605	$72,151	$300,271	$301,442
Capex	$15,135	$15,128	$57,450	$56,998
Adjusted EBITDA less capex	$65,470	$57,023	$242,821	$244,444
Net income (loss) margin	10.0%	17.3%	4.2%	2.1%
Adjusted EBITDA Margin	32.6%	31.9%	32.0%	32.9%

1 Beginning with the third quarter of 2023 reporting period, the Company reclassified historical legal fees associated with our warrant litigation from “Selling, general and administrative expenses” to “Loss on litigation” within the Consolidated Statements of Operations. The aggregate amount of these fees reported through June 30, 2023, totaled $7.5 million, with $1.1 million recognized for the three months ended December 31, 2022 and $6.4 million recognized for the six months ended June 30, 2023. This change in classification serves to increase our Adjusted EBITDA by $6.4 million for the year ended December 31, 2023 and $1.1 million for the year ended December 31, 2022, when compared to classification in prior periods.
2 Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related (expenses) income.

Reconciliation of Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$39.7	$33.7	$118.3	$132.7
Acquisition of property and equipment	$(15.1)	$(15.1)	$(57.5)	$(57.0)
Free Cash Flow	$24.6	$18.6	$60.9	$75.7

OTHER FINANCIAL DATA

Revenue by Product

	Three Months Ended December 31,				increase / (decrease)
(In thousands)	2024	% of revenue	2023	% of revenue	$ change	% change	CN % change
Creative	142,377	57.6%	145,803	64.5%	(3,426)	(2.4)%	(3.1)%
Editorial	90,103	36.4%	75,732	33.5%	14,371	19.0%	17.7%
Other	14,844	6.0%	4,404	1.9%	10,440	237.1%	234.7%
Total revenue	$247,324	100.0%	$225,939	100.0%	$21,385	9.5%	8.5%
Certain prior year amounts have been reclassified to conform to the current year presentation.

	Twelve Months Ended December 31,				increase / (decrease)
(In thousands)	2024	% of revenue	2023	% of revenue	$ change	% change	CN % change
Creative	552,828	58.9%	578,739	63.1%	(25,911)	(4.5)%	(4.4)%
Editorial	345,932	36.8%	320,643	35.0%	25,289	7.9%	7.7%
Other	40,527	4.3%	17,173	1.9%	23,354	136.0%	136.4%
Total revenue	$939,287	100.0%	$916,555	100.0%	$22,732	2.5%	2.5%
Certain prior year amounts have been reclassified to conform to the current year presentation.
Balance Sheet & Liquidity

($ millions)	December 31, 2024	September 30, 2024	December 31, 2023
Cash & Cash Equivalents[1]	121.2	109.9	136.6
Available under Revolving Credit Facility[2]	150.0	150.0	150.0
Liquidity	271.2	259.9	286.6
Term Loans Outstanding - USD Tranche	579.2	581.8	637.0
Term Loans Outstanding - EUR Tranche[3]	435.2	467.6	463.6
Total Balance - Term Loans Outstanding[4]	1,014.4	1,049.4	1,100.6
Senior Notes	300.0	300.0	300.0
1 Excludes restricted cash of $4.1 million as of December 31, 2024, $4.5 million as of September 2024 and $4.2 million as of December 31, 2023.
2 Our Revolving Credit Facility was effective May, 2023 and matures May, 2028.
3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of December 31, 2024 of 1.01, September 30, 2024 of 1.05 and December 31, 2023 of 1.10.
4 Represents face value of debt, not GAAP carrying value.

Investor Contact:
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Steven Kanner
Investorrelations@gettyimages.com
Media Contacts:
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Anne Flanagan
Anne.flanagan@gettyimages.com